Exhibit 99.1

First PacTrust Announces Exercise of Underwriters’

Overallotment Option in Connection with Common

Stock Offering

IRVINE, California, June 28, 2013 — First PacTrust Bancorp, Inc. (the “Company”) (Nasdaq: BANC), the holding company for PacTrust Bank and Beach Business Bank, announced that the underwriters of the Company’s recently completed underwritten public offering of voting common stock, par value $0.01 per share (the “Common Stock”), exercised their overallotment option, resulting in the issuance of an additional 360,000 shares of Common Stock for additional gross proceeds of $4.7 million. Together with the 2.4 million shares of Common Stock issued on June 26, 2013 in the underwritten public offering, and the 1,153,846 shares of Common Stock issued on June 26, 2013 in the registered direct offering, the Company issued a total of 3.9 million shares of Common Stock in the offering, at a price to the public of $13.00 per share, for gross proceeds of approximately $50.9 million.

The Company expects to retain the majority of the net proceeds of the offering for possible acquisitions, support of organic growth, investments in, or extensions of credit to, its subsidiaries, investments in securities and for general corporate purposes.

Raymond James & Associates, Inc. is acting as sole book-running manager for the underwritten public offering. Additionally, D.A. Davidson & Co. and Sandler O’Neill & Partners, L.P. are acting as lead managers, and Wunderlich Securities, Inc. and FIG Partners, LLC are acting as co-managers for the underwritten public offering. FIG Partners, LLC is acting as the placement agent in the registered direct offering. Wachtell, Lipton, Rosen & Katz is serving as outside legal counsel to the Company.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. Each offering is being made only by means of a prospectus supplement and accompanying base prospectus. The Company has filed a registration statement (File No. 333-170622) (including a base prospectus) and a separate prospectus supplement with the Securities and Exchange Commission (the “SEC”) for each offering to which this communication relates. Prospective investors should read the registration statement including the base prospectus and the prospectus supplements and the other documents the Company has filed with the SEC for more complete information about the Company and the offerings. Investors may obtain these documents without charge by visiting the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement and the accompanying base prospectus for the underwritten public offering may be obtained from Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, FL 33716 or by telephone at (727) 567-1000 or (800) 248-8863.

About First PacTrust Bancorp

Based in Irvine, Calif., First PacTrust Bancorp, Inc. is the $2.0 billion multi-bank holding company of Pacific Trust Bank and Beach Business Bank, which together operate banking offices in Los Angeles, Orange, San Diego and Riverside counties, and loan production offices in California, Arizona, Oregon, Montana and Washington.

Cautionary Statement Regarding Forward-Looking Information

This press release and certain of our filings with the SEC contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. When used in this press release and in other public shareholder communications, in documents filed with or furnished to the SEC or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “guidance” or similar expressions are intended to identify forward-looking statements within the meaning of, and subject to the protections of, the Private Securities Litigation Reform Act of 1995. These statements may relate to the Company’s future financial performance, strategic plans or objectives, revenue, expense or earnings projections or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2012 under the captions “Forward-Looking Statements” and “Risk Factors.” The Company believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Source: First PacTrust Bancorp, Inc.

INVESTOR RELATIONS INQUIRIES:

First PacTrust Bancorp, Inc.

Richard Herrin, 949-236-5300